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                                                               Exhibit 99A(6)(b)

                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                                     BY-LAWS


                                ARTICLE I - NAME

This corporation shall be known as The Manufacturers Life Insurance Company (U.S.A.) (formerly Maine Fidelity Life Insurance Company).

                              ARTICLE II - PURPOSES

This Company shall, through its officers, Board of Directors and persons duly authorized to act for and on behalf of the Company, cause to be issued contracts or policies of insurance in the form and for the purposes as provided for under the statutes of the State of Michigan relating thereto, and the rules and regulations of the Michigan Insurance Bureau and as provided by the laws, rules and regulations of any other states in which the Company may qualify to do business.

               ARTICLE III - COMPANY BUSINESS AND PRINCIPAL OFFICE

The business of the Company may be conducted anywhere in the State of Michigan, and in such other states of the United States or elsewhere wherein the Company may qualify for the purpose of the conduct of the business, as authorized by its Restated Articles of Redomestication and amendments thereto. The home office of the Company shall be in Bloomfield Hills, Michigan. The Company may establish branch or district offices, or agencies, elsewhere in the State of Michigan, as well as in such other states in which it may qualify to do the business of insurance .

                                ARTICLE IV - SEAL

The Company has adopted a seal, a copy of which is impressed herewith, that shall hereafter be used by the Company wherever a seal may be required.

                       ARTICLE V - STOCKHOLDERS' MEETINGS

SECTION 1. PLACE OF MEETING - All Annual and Special meetings of the Stockholders shall be held in the city set forth in the Company's Restated Articles of Redomestication as the location of its principal office or such other place as determined by the Board of Directors unless otherwise required by law.

SECTION 2. ANNUAL MEETING - The annual meeting of the stockholders of the Company shall be held on the second Tuesday of May of each year.


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SECTION 3. SPECIAL MEETING- Special meetings of the stockholders may be convened at the request of the majority of the members of the Board of Directors, by the President, or at the written request of stockholders representing forty percent (40%) of the outstanding stock of this Company, duly submitted to the Secretary at least forty-five days before the date of such meeting. The call for a special meeting shall designate the time and place of the said meeting, and as set forth in Section 5. The notice must also set forth the particular purpose or purposes for which the said meeting is being called.

SECTION 4. QUORUM - A quorum for the purpose of transacting the business of any meeting shall consist of a majority of the outstanding stock represented either in person or by proxy. A proxy must be filed with the Secretary at least five days prior to any meeting, as provided for in Section 7.

SECTION 5. NOTICE OF MEETING - Except as may otherwise be provided by the Michigan Insurance Code, notice of the annual or any special meetings of the stockholders shall be given to the stockholders either by publication, when required under the Code, or by personal notice mailed, postage prepaid, to the last known address as it appears on the books and records of the Company, at least twenty one days prior to the date of such meeting. Any meeting occurring on a holiday, not attended by a quorum, or at the request of the majority of those present at any meeting, may be continued or adjourned from day to day or to any other day certain without the necessity of any further notice being given to stockholders.

SECTION 6. BUSINESS OF THE MEETING - The annual meeting of the stockholders of the Company shall be an open meeting for all business of any nature, kind or character relating to the affairs of the Company. At this meeting, elections shall be held for members of the Board of Directors whose term expires at the annual meeting, or to fill any existing vacancy. Any business of the meeting may be continued from day to day or to a day certain.

SECTION 7. VOTING - Each stockholder shall be entitled to one vote for each share of stock. Each stockholder may vote by proxy. The proxy shall be in writing and must be filed with the Secretary of the Company at least five days prior to the date of the meeting. In all elections for directors, each stockholder having a right to vote may cast the whole number of his votes for one candidate or distribute them among the candidates as he may prefer.

SECTION 8. ACTION WITHOUT A MEETING - Except as otherwise provided in the Restated Articles of Redomestication, or by law, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, prior notice or a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of all the outstanding shares entitled to vote thereon.

                             ARTICLE VI - DIRECTORS


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SECTION 1. NUMBER AND TERM - There shall be not less than seven nor more than seventeen members of the Board of Directors. The exact number of directors within said limits shall be determined by the Board of Directors. Each director shall be elected for a period of one year or until his successor has been duly elected and qualified as required herein. A director need not be a stockholder.

SECTION 2. MEETINGS - An annual meeting of the newly elected Board of Directors shall be held as soon after the annual meeting of shareholders as convenient, but in no event later than thirty days after the annual meeting of the shareholders.

Special meetings of the Board of Directors may be called at any time by the President or Chairman and shall be called by the President upon the written request of one-third (1/3) of the directors. Notice of the time and place of each special meeting shall be given to each director no later than the day before the meeting.

SECTION 3. QUORUMS - A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. If a quorum shall not be in attendance, a meeting may be adjourned from time to time until a quorum shall be present.

SECTION 4. ACTION WITHOUT A MEETING - Except as otherwise provided in the Restated Articles of Redomestication or by law, any action required or permitted to be taken at any regular or special meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, prior notice or a vote, if a consent in writing setting forth the action so taken shall be signed by all the members of the Board of Directors or the committee.

SECTION 5. VACANCIES - Any vacancy in the Board of Directors which shall occur by death, resignation, removal or for any other cause may be filled by a vote of the majority of the remaining members of the Board at the next regular or special meeting. The person elected shall hold office for the unexpired term or until a successor is duly elected and qualified.

SECTION 6. ELECTION OF OFFICERS - At its annual meeting, the Board of Directors shall elect from among its members a Chairman. It shall also elect a President, Secretary and Treasurer, and if the majority of the Board deems it necessary, may elect Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as it may designate. Any person may be elected to two or more offices, but may not hold the position of both President and Vice President at one and the same time.

SECTION 7. REMOVAL - The Board of Directors by a majority vote may, for cause, at any time remove any officer or director of the company from office and upon such removal the rights of such persons to the emolument and compensation for services in such office shall forthwith cease and terminate.


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SECTION 8. SECURITY - The Board of Directors may from time to time designate the nature, kind and amount, if any, of security that may be required of any officer for the faithful performance of his duty.

SECTION 9. POWERS OF BOARD OF DIRECTORS - The Board of Directors shall generally be in charge of the business and affairs of the Company. The business and affairs of the Company in its details shall be conducted and managed by its elected officers. The Board of Directors may by resolution duly adopt, designate or appoint any one to act for and on behalf of the Company, and may delegate specific authority to any elected officer or to any person to do or perform any act or deed for and on behalf of this Company. The Board of Directors may enter into any contract or agreement on any matters relating to the business and affairs of this Company, and it shall be binding upon the Company though extending beyond the terms of office of any or all the members of the Board of Directors. It shall receive reports from its officers and employees, and shall be authorized to issue directives to them. It shall set the policy and the manner of the conduct of the business of the Company. It shall set the salary and compensation, if any, to be paid its elected officers. Subject to the provisions of the Michigan Insurance Code, the investment of the funds of this Company shall be in accordance with the policies prescribed by the Board of Directors, and the elected officers shall act only subject to and within the limits authorized by the Board of Directors. The Board of Directors shall generally have all the duties, powers, rights and privileges granted them by the laws of the State of Michigan as they presently exist or are amended or changed from time to time.

                            ARTICLE VII - COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE - There shall be elected at each annual meeting of the Board of Directors an Executive Committee. The Executive Committee shall have all the powers of the Board of Directors in the interim between Board Meetings.

The Executive Committee shall consist of two or more members. Any vacancy shall be filled by the Board of Directors.

Regular minutes of the proceedings of the Executive Committee shall be kept, which shall be presented to the meeting of the Board next succeeding such meeting.

SECTION 2. OTHER COMMITTEES - The Board of Directors may elect such other committees as it deems appropriate and desirable at such times, for such durations, for such purposes, under such conditions, and with such authority of the Board as the Board of Directors shall designate.

                    ARTICLE VIII - OFFICERS AND THEIR DUTIES

SECTION 1. - The general management of the business and affairs of this Company shall be conducted and managed by its elected officers in accordance with the duties assigned to each of the said officers by these by-laws or by directives from the Board of Directors,


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and they shall have the duty to generally supervise the details and procedure or daily operation of the said business and see to the proper performance of same by employees, agents or persons hired or engaged by them on behalf of the Company.

SECTION 2. CHAIRMAN - The Chairman shall preside at all meetings of the Board of Directors and stockholders. The Chairman shall not be an officer of the Company. He shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

VICE CHAIRMAN - The Vice Chairman, if one is elected, shall preside at all meetings of the Board of Directors and stockholders in the absence of the Chairman. He shall not be an officer of the Company. He shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

PRESIDENT - The President, unless otherwise provided by the Board, shall be the chief executive officer of the Company, and shall have entire supervision of the affairs of the Company subject to the regulations of the Board of Directors. He shall preside at all meetings of the Board of Directors and stockholders in the absence of the Chairman and Vice Chairman. He shall perform all acts properly pertaining to the executive officer of the Company, or that he may be directed to perform by the Board of Directors from time to time. He shall from time to time bring before the Board of Directors such information affecting the business and property of the Company as may be required or advisable.

VICE PRESIDENT - Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or them by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Vice Presidents in the order of their seniority shall, in the absence or the inability of the President, perform the duties of that office until the return of the President or the disability shall have been removed or a new President shall have been elected.

SECRETARY - The Secretary shall have such particular powers as pertains to his office, and such authority as may be granted to him by the Board of Directors. He shall have a custody of the corporate seal, attend all the regular and special meetings of the stockholders, Board of Directors, and committees, keep accurate minutes of the proceedings at each of such meetings and report the same at a succeeding meeting of the committee, Board of Directors, or of the stockholders. He shall attend to the giving of all notices required by law or by these by-laws to be given to stockholders, directors or committees unless and except as the President or the Board of Directors may from time to time designate some other officer to perform such functions. The Secretary may delegate any of his ministerial duties to any Assistant Secretary.

ASSISTANT SECRETARIES - The Assistant Secretaries shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the Secretary of the Company.


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TREASURER - The Treasurer shall be the custodian of all the funds and securities of the Company. He shall have such powers and authorities as may be granted to him by the Board of Directors. He shall have the right to delegate any of his ministerial duties to the Assistant Treasurer and shall also have the right to enter into custodian agreements with banks or trust companies or other corporations authorized by law to act as custodians.

ASSISTANT TREASURER - Assistant Treasurers shall have such power and duties as may be granted to him or them by the Board of Directors or as may be assigned to him or them by the Treasurer.

The Treasurer and Assistant Treasurer may be required to file a bond in the sum of at least Five Thousand Dollars ($5,000.00) with corporate surety. The amount of the bond may from time to time be increased or decreased by the Board of Directors.

OTHER OFFICERS - The Board of Directors shall have the power from time to time at any of its regular meetings or special meetings called for that purpose, to create such additional officers, to elect persons to such offices and assign their duties and powers.

SECTION 3. DELEGATION OF AUTHORITY - In the event of death, resignation, absence, disability or removal of any officer, the Board of Directors may delegate the power and duties of such office to any other officer, or appoint any other person to said position for the balance of the term.

SECTION 4. BONDS - Every officer and employee of the Company may be required by the Board of Directors to furnish a bond for the faithful performance of their duties and trust at the expense of the Company. Said bond shall be in an amount prescribed by the Board of Directors and with such surety and in such form and amount as required by the Board of Directors.

                       ARTICLE IX - CERTIFICATES OF STOCK

The certificates for shares of capital stock of the Company shall be in such form, not inconsistent with the Restated Articles of Redomestication, as shall be approved by the Board of Directors. Certificates of stock shall be issued under the seal of the Company and shall be signed by the President or a Vice President and the Secretary, and countersigned by the Treasurer. Shares of stock of the Company shall be transferable only on the books of the Company by the registered holder thereof in person or by attorney duly authorized, and upon the surrender and cancellation of the certificate thereof duly endorsed.

The Board of Directors may direct the proper officers to issue new certificates of stock in lieu of others which may have been lost or destroyed, after the expiration of thirty days from receipt of request therefor, provided the person requesting the new certificate shall make an affidavit of the facts concerning loss or destruction and shall give the Company


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a bond of indemnity in such form, amount, and with such surety, as is acceptable to the Board of Directors.

                             ARTICLE X - FISCAL YEAR

The fiscal year of the Company shall begin on the first day of January and terminate on the thirty-first day of December in each year.

                           ARTICLE XI - BANK ACCOUNTS

The Board of Directors shall have the authority on behalf of the company and in its name to open or close an account or accounts in any reputable banks or trust companies wherein there shall be deposited the funds of the Company. Withdrawals from the said bank deposit shall be made by cheque or draft signed only by such person or persons as may be specifically authorized so to do by the Board of Directors. The Board of Directors may authorize a facsimile signature on all cheques or drafts drawn for any amount.

                                   ARTICLE XIA

1. All deeds, powers of attorney, contracts, documents, and instruments in writing requiring to be executed by the Company under Seal shall be signed on behalf of the Company by such Officer or Officers, or person or persons as may be designated from time to time by Resolution of the Board of Directors.

2. All instruments and documents necessary to sell, assign, transfer, purchase or accept shares, stocks, bonds, debentures and other like securities out of or into the name of the Company shall be signed on behalf of the Company by such Officer or Officers, or person or persons as may be designated from time to time by Resolution of the Board of Directors.

                            ARTICLE XII - REINSURANCE

The Board of Directors shall have the right to reinsure all or any of the Company's liabilities under all or any of its policy contracts, subject to the laws of the State of Michigan.

                             ARTICLE XIII - NOTICES

Wherever any notice is required by these by-laws, such notice may be waived in writing by all of the persons entitled to such notice, anything to the contrary herein notwithstanding.

                            ARTICLE XIV - AMENDMENTS


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These by-laws may be altered, amended, or repealed, except as otherwise provided by law, by the affirmative vote of a majority of the Board of Directors, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting of the Board of Directors at which such action is proposed.

The undersigned, the Assistant Secretary of the Company, states that these By-laws were adopted as and for the by-laws of the Company on the 2nd day of December, 1992.

Dated:   December 3, 1992.
                                                        (sd.)
                                             ---------------------------
                                                 Assistant Secretary